UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEZEY HOWARTH RACING STABLES, INC.
(Exact name of registrant as specified in its charter)

Nevada	7948	20-8623320
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

405A Arenoso, San Clemente, CA 92672
(Address of principal executive offices) (zip code)

(949) 429-4001
(Registrant’s telephone number, including area code)
(949) 271-5730
(Registrant’s fax number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please  check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(3)
Common Stock , par value $.001	1,800,000	$0.10	$180,000	$6.75
Total Registration Fee				$6.75

(1)

An indeterminate number of additional shares of common stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)

The selling stockholders will sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on the market or securities exchange, and we have not applied for listing or quotation on the public market.

(3)	Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUBJECT TO COMPLETION, DATED _______ 2007

MEZEY HOWARTH RACING STABLES, INC.

A NEVADA CORPORATION

1,800,000 SHARES OF COMMON STOCK OF MEZEY HOWARTH RACING STABLES, INC.

_________________________________

The selling stockholders named in this prospectus are offering up to 1,800,000 shares of our Common Stock. We will not receive proceeds from any sale of Common Stock by the Selling Stockholders. Our Common Stock does not presently trade on any exchange or electronic medium. We intend to apply to have our Common Stock listed on the OTC Bulletin Board once this Prospectus is effective.

The Company was organized to engage in all phases of the thoroughbred horse racing industry including, but not limited to, acquiring, breeding, racing and selling thoroughbred race horses, broodmares and their offspring both privately and at public auction. As of July 31, 2007, the Company owners an interset in five horses. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditors have issued an audit opinion for Mezey Howarth Racing Stables, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

This offering is not being underwritten. The shares of Common Stock will be offered and sold by the Selling Stockholders and/or their registered representatives from time to time during the next nine months from the date of this Prospectus at prices to be determined at the time of such sales. As a result of such activities, Selling Stockholders may be deemed "underwriters" as that term is defined and utilized in the federal securities laws. There is no minimum required purchase and there is no arrangement to have funds received by such Selling Stockholders and/or their registered representatives placed in an escrow, trust or similar account or arrangement.

The sale of securities by Selling Stockholders when made, may be made through customary brokerage channels either through broker-dealers acting as agents or brokers for the sellers, or through broker-dealers acting as principals who may then resell the shares in the over-the-counter market or otherwise, at negotiated prices related to the prevailing market prices at the time of the sales, or by a combination of such methods of offering. Thus the period of distribution of such securities may occur over an extended period of time. The Selling Stockholders will pay or assume any brokerage commissions or discounts incurred in the sale of their securities, which commissions or discounts will not be paid or assumed by us.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document we file at SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC’s Internet site.

This Prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this Prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this Prospectus. You may obtain a copy of any document we file at the SEC, including this registration statement, exhibits and schedules, without charge at the public reference rooms as described above or the SEC internet site. When a reference is made in this Prospectus to any contract, agreement or other document, the reference may not be complete and you should refer to the copy of that contract, agreement or other document filed as an exhibit to the registration statement or to one of our previous SEC filings.

You can also request a copy of any of our filings with the SEC, or any of the agreements or other documents that are exhibits to those filings, at no cost, by writing, emailing or telephoning us at the following address, email address or phone number:

Mezey Howarth Racing Stables, Inc.
405A Arenoso
San Clemente, CA 92672
investor@mezeyhowarth.com
(949) 429-4001

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference in this Prospectus certain information we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including (1) any filings after the filing of this registration statement and prior to the effectiveness of the registration statement and (2) any filings after the date of this Prospectus (which does not include items “furnished” under Current Reports on Form 8-K or otherwise), until all of the securities to which this Prospectus relates have been sold or this offering is otherwise terminated. The information that we incorporate by reference is an important part of this Prospectus. Any statement in a document incorporated by reference will be deemed to be modified or superseded to the extent that a statement contained in (1) this Prospectus or (2) any other subsequently filed document that is incorporated by reference into this Prospectus modifies or supersedes such statement.

We incorporate by reference into this Prospectus the following documents which we have previously filed with the SEC:

(1)	our Annual Report on Form 10-QSB/A for the period ended June 30, 2007 filed with the SEC on July 16, 2007; and

(2)	our Current Reports on Forms 8-K filed June 13, 2007, June 14, 2007, June 15, 2007, June 25, 2007, July 3, 2007, July 5, 2007, July 20, 2007, and July 27, 2007.

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ABOUT OUR COMPANY

Mezey Howarth Racing Stables, Inc. was incorporated under the laws of the State of Nevada on February 27, 2007 under the name of MH 1. On June 12, 2007 the Company changed it's name to Mezey Howarth Racing Stables, Inc. We formed the Company for the purpose of buying, selling and racing thoroughbred race horses of every age from broodmares, weanlings, and yearlings to racing age horses.  The Company was originally organized as a “blank check” shell Company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation. However, the Company began operations as a racing stable on May 18, 2007 with the acquisition of Dixie's Ruler. Our principal office is located at 405A Arenoso, San Clemente, CA 92672 and our telephone number is (949) 429-4001.

The Company was organized to engage in all phases of the thoroughbred horse racing industry including, but not limited to, acquiring, breeding, racing and selling thoroughbred race horses, broodmares and their offspring both privately and at public auction. As of July 31, 2007, the Company owns an interset in five horses. We anticipate the acquisition of up to 25 additional horses prior to December 31, 2007. The Company acquires horses for the purpose of racing and to be resold.

The Company contracts with trainers for each horse, which is stabled with the trainer. The trainers used by the Company maintain their stables at the various racetracks. In general, we intend to operate in a number of areas. Our primary operations and their criteria are as follows: 1. Purchase of horses through claimer races to continue racing and possibly resold. 2. Purchase of yearlings to race as two-year olds, which also may be resold. 3. Purchase of allowance and stakes caliber racehorse to be raced.  The Companies buy horses with a view towards winning purse moneys. Generally, the purse distribution from a race gives 60% of the purse to the winner, 20% of the purse to the second place finisher, 10% of the purse to the third placed horse, with 6% and 4% respectively going to the 4th and 5th place finishers.

THE OFFERING

This prospectus relates to the resale of shares of our common stock by the selling stockholders of Mezey Howarth Racing Stables, Inc. identified in this prospectus.

We are not selling any shares of common stock in this offering, and we will not receive any of the proceeds from the sale of these shares by the selling stockholders. All costs associated with this registration will be borne by us.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus.

Common stock outstanding as of July 31, 2007	7,100,000

Common stock offered by selling stockholders	Up to 1,800,000 shares

Number of selling stockholders	30

Use of proceeds	We will not receive any of the proceeds from the sale of the common stock by the selling stockholders under this prospectus. See “Use of Proceeds” for a complete description.

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

Address and phone number of Registrant	405A Arenoso San Clemente, CA 92672 (949) 429-4001

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations data and balance sheet data for the the period from Inception (February 27, 2007) to July 31, 2007 are from our audited financial statements.

	From Inception (February 27, 2007 to March 19, 2007)	From Inception (February 27, 2007) to July 31, 2007 (unaudited)
STATEMENT OF OPERATIONS
Revenues	0	0
Total Operating Expenses	1,980	59,351
Net Loss	(1,980)	(67,194)

	From Inception (February 27, 2007 to March 19, 2007)	From Inception (February 27, 2007) to July 31, 2007 (unaudited)
BALANCE SHEET DATA
Cash	200	8,145
Total Assets	200	134,464
Total Liabilities	0	89,403
Stockholders' Equity/Deficit	200	45,421

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RISK FACTORS

1. We have incurred losses from inception and may never generate profits.

The Company was organized on February 2007. Consequently, the Company has only a limited operating history and limited revenues. Activities to date have been limited to acquiring an interest in certain thoroughbreds, organizational efforts and obtaining initial financing. The Company must be considered in the developmental stage. Prospective investors should be aware of the difficulties encountered by such enterprises, as the Company faces all the risks inherent in any new business, including the absence of any prior operating history, need for working capital and intense competition. The likelihood of success of the Company must be considered in light of such problems, expenses and delays frequently encountered in connection with the operation of a new business and the competitive environment in which the Company will be operating.

2. Limited Capitalization and Lack of Working Capital.

The Company has extremely limited capitalization and is dependent on the proceeds of this offering, achieving profitable operations and receipt of additional financing to continue as a going concern. The Company has substantial commitments for boarding and training of its existing Thoroughbreds and repayment of debt, in addition to proposed capital expenditures for additional Bloodstock. In the event the Company receives no or nominal proceeds from this offering, acquisition of additional racing prospects and Bloodstock would be curtailed. Even assuming receipt of maximum proceeds from this offering, the Company will likely require additional capital from outside sources in order to continue as a going concern. The Company will endeavor to finance its need for additional working capital through debt or private equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.

3. Because of the limited experience of management in claiming and racing of thoroughbred horses our business could suffer.

J. Wade Mezey and Paul Howarth currently makes all of our decisions regarding the purchasing, training, racing and selling of our thoroughbred horses.  Mr. Mezey and Mr. Howarth has had limited experience in claiming and racing of thoroughbred horses. There can be no assurance that Mr. Mezey and Mr. Howarth will be able to make the decisions necessary to earn a profit in the business.

4. Dependence on a Limited Number of Prospects.

The success of the Company will be dependent on only a limited number of prospects. Injury or loss to any one of these prospects could substantially and adversely effect the Company's operations. The Company has endeavored to reduce this risk by obtaining mortality and surgical insurance on three of the prospects currently owned, but there is no assurance that this insurance will be continued or that it will insure against all loses which might be incurred. Nonetheless, the Company's future financial success will depend on the limited number of horses currently owned until the Company can expand and diversify its stable.

5. Dependence on Key Personnel.

Initially, success of the Company is entirely dependent upon the management efforts and expertise of Messrs. J. Wade Mezey and Paul Howarth and trainers to be retained by the Company. A loss of the services of any of these individuals could adversely affect the conduct of the Company's business. In such event, the Company would be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for either of such individuals, or that a replacement could be hired on terms which are favorable to the Company. The Company currently maintains no key man insurance on the lives of any of its officers or directors. Paul Howarth is employed by another Company and works after hours and on the weekends for MHRS.

6. Conflict of Interest.

Officers and directors of the Company are subject to potential conflicts of interest in their service to the Company. the Company's interest in Dixie's Ruler was purchased from Paul Howarth. Accordingly, the terms and conditions of that acquisition were not negotiated in arms length transactions. The Company did not obtain an independent appraisal of the value of the interest in that Thoroughbred. However, management is of the opinion that the terms and conditions of the transaction was no less favorable than could be obtained from since the Company paid the same amount that Mr. Howarth paid for his interest in Dixie's Ruler. Since each of the officers and directors is engaged in other business enterprises, and has not devoted their full time to the affairs of the Company, they are also subject to potential conflicts with regard to time, effort and corporate opportunity. Messrs. Mezey and Howarth are each engaged in a variety of other businesses, both within and without the Thoroughbred industry. None of the officers or directors will devote full time to the affairs of the Company. However, officers and directors are aware of their fiduciary duty to the Company and believe they have sufficient time to devote to its affairs. In addition, each of the officers and directors is aware of the doctrine of corporate opportunity as it relates to their position as officers and directors.  Mr. Howarth currently devotes 4-5 hours per week to Company matters.

7. Intense Competition.

There are numerous nationally and internationally-known corporations and entities which are engaged in the type of business proposed to be engaged in by the Company. Numerous individuals and entities are engaged as owners and trainers of Thoroughbred racehorses, both within the United States and abroad. Competition for the acquisition and training of thoroughbred prospects is intense. All of these entities seek to place racing prospects in the premier races throughout the United States, such as the Kentucky Derby, the Preakness and Belmont Stakes. In the case of disposition of the Company's Thoroughbreds, the Company would be competing against major breeders and dealers at private and public sales. Most of these competitors have substantially greater financial and personnel resources than the Company. Accordingly, the Company will be at a competitive disadvantage vis-a-vis its competitors.

8. Control of the Company.

Management currently controls 72%  of the issued and outstanding shares of our common stock.  AS a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and ther future issuance of our shares.  Because our directors, executive officers, and principal shareholders control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated.

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9. Lack of Dividends.

The Company has paid no dividends on its Common Stock to date, and there are no plans to pay any in the foreseeable future. Initial earnings which the Company may realize, if any, will be retained to finance growth of the Company. Any future dividends, of which there can be no assurance, will be directly dependent upon the earnings of the Company, its financial requirements and other factors.

10. Possible Rule 144 Sales and Market Overhang.

An aggregate of 150,000 shares of the Common Stock presently outstanding are "restricted securities" within the meaning of the 1933 Act and may hereafter be sold in compliance with Rule 144 promulgated thereunder. Rule 144 provides, among other things, and subject to certain limitations, that a person holding restricted securities for a period of one year may sell, every three months, those securities in brokerage transactions in an amount equal to 1% of the Company's outstanding Common Stock or the average weekly trading volume during the four weeks preceding the sale, whichever amount is greater. After two years, holders of restricted stock who are not affiliates of the Company may apply to sell all restricted stock free of restrictions. Possible sales of the Company's Common Shares pursuant to Rule 144 may, in the future, have a depressive effect on the price of the Company's Common Shares.

11. Preferred Stock Authorized.

The Articles of Incorporation of the Company, as amended, authorize the issuance of a maximum of 2,150,000 shares of Series A Convertible Preferred Stock, par value $.001 per share. 2,150,000 shares of Preferred Stock have been issued.

12. Risks Related to Thoroughbred Racing.

The business of training and racing thoroughbreds is a high-risk venture. There is no assurance that any thoroughbred acquired by the Company will possess qualities of a championship character. While a thoroughbred may have an excellent bloodline, there is no assurance that the racing performance of the thoroughbred will conform to the bloodline. Moreover, thoroughbreds are subject to injury and disease which can result in forced retirement from racing, or at the extreme, natural death or euthanasia of the animal. There can be no assurances that the value of the thoroughbreds which may be acquired and owned by the Company, will not decrease in the future or that the Company will not subsequently incur losses on the racing careers or sale or other disposition of any or all of the thoroughbreds which the Company may acquire.

13. Valuation of Thoroughbreds.

The valuation of thoroughbreds is a highly speculative matter and prices have fluctuated widely in recent years. The success of the Company is dependent upon the present and future values of thoroughbreds generally, and of the Company's Thoroughbreds in particular, as well as the racing success of the Company's Thoroughbreds. Although the future value of thoroughbreds generally cannot be predicted, it will be affected by the state of the economy, the amount of money available for investment purposes, and the continued interest of investors and enthusiasts in the thoroughbred industry. The expense of maintaining, boarding, training and racing thoroughbreds can be expected to increase during the term of the Company, regardless of what happens to the future market price of thoroughbreds or the performance of the Company Thoroughbreds.

14. Thoroughbred Racing Business.

Thoroughbred racing is extremely speculative and expensive. In the event that the Company Thoroughbreds were to be transported to various tracks and training centers throughout the United States, and thus exposed too many other horses in training, the risk of injury or death increases significantly. The Company's Thoroughbreds must earn enough through racing to cover expenses of boarding and training. If the Company Thoroughbreds are unsuccessful in racing, their value will be adversely affected, as will the shareholders' investment therein. Furthermore, revenues from racing are dependent upon the size of the purses offered. The size of the purses depends in general on the extent of public interest in thoroughbred racing, and in particular on the relative quality of the specific horses in contention in any specific meeting or race. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. Legalized gambling proliferating in many states threatens to curtail interest in horse racing as a means of recreation. In addition, there is no assurance that the Company Thoroughbreds will be of such quality that they may compete in any races which offer purses of a size sufficient to cover the Company's expenses.

15. Government Regulation of Racing.

The racing future of and/or market for the Company's Thoroughbreds depends upon continuing governmental acceptance of thoroughbred racing as a form of legalized gambling. In the opinion of management, thoroughbred racing is gaining a greater governmental acceptance and a dependence as a source of revenue. However, at any time, thoroughbred racing could be subjected to restrictive regulation or banned entirely. The value of the Company's Thoroughbreds would be substantially diminished by any such regulation or ban. Thoroughbred racing is regulated in various states and foreign countries by racing regulatory bodies with which the owners of thoroughbred racehorses must be licensed. In addition, many regulatory bodies require the licensing of a stable name for owners racing their racehorses under such a designation. All of the current officers, directors and principal shareholders are currently licensed as owners by the Colorado and Kentucky racing commissions. As a result of these current licenses, the lack of any disciplinary actions against these individuals, and their reputation within the industry, management does not anticipate any obstacles to registration in other states. However, there is no assurance that necessary registrations can be completed.

16. Uninsured Losses.

Mortality insurance insures against the death of a horse during the Company's ownership. Surgical insurance covers possible risks of injury during racing or training. However, there is no assurance that insurance will be purchased, or that all of the horses will be covered, or that the amount of insurance will be adequate, or that it will insure against all risks.

17. Uncertainty of Market for Thoroughbreds.

Several major broodmare and yearling sales dominate the public auction market, although there is also a substantial and active private market of Thoroughbred bloodstock. Sales of racehorses at public auction can be used as a yardstick of the relative increases or decreases in the value of racehorses, but there is still a dominant private market about which no statistics are available. If the Thoroughbred racing industry suffers a decline, or if general economic conditions deteriorate, the average sales price in the Thoroughbred market may decline. If general economic conditions deteriorate, the average sales price in the Thoroughbred market may decline and, as a result, the owner could suffer substantial losses from its proposed operations. Moreover, many of the factors that affect the prices paid for Thoroughbreds are beyond the owner’s control. Among these factors are the presence of purchasers who buy for speculative purposes, the apparent attractiveness of Thoroughbreds to foreign investors, the federal income tax treatment of racing and related activities, the rules of The Jockey Club prohibiting artificial insemination, the continuation or expansion of legalized gambling (including the legalization of gambling on other sporting events) and the size of racing purses.

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18. Racetrack Attendance and Wagering.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could impact the availability of race tracks available for the Company to race at and then negativity impact its operations.

19. Involvement by Foreign Interests.

Foreign purchasers have accounted for a significant portion of the purchases of the most expensive yearlings and racehorses over the past decade. Any number of factors, including world economic and political conditions, the development of foreigners’ own bloodstock bands, restrictions upon the international transfer of funds, the strength of the American dollar compared to foreign governments, could adversely affect the prices paid for the racehorses purchased by the Partnership.

20. Penny Stock Regulation.

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities.

21. Arbitrary Offering Price; Dilution.

The offering price, upon listing, of the Common Shares offered hereunder will be determined by the Company, and bears no necessary relationship to the appraised value of any Bloodstock or any other ordinary investment criterion. In making such determination, the prospects for the Company's pursuit of its proposed business plan, the proceeds to be raised by this offering, the relative costs and expenses involved in acquiring and training thoroughbreds, and the competition and market for thoroughbreds racehorses were all considered. In addition, since the Company has not retained an underwriter for purposes of this offering, the offering price has not been subject to evaluation by any third party as would be the case in an underwritten offering.

22. Racing Customs.

Because Thoroughbred racing is a sport as well as a business, industry practices and structures have developed which may have not been attributable solely to profit-maximizing economic decision-making.) For instance, a particular bloodline could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the bloodline.

23. Investors Bear Risk of Loss.

Substantially all of the proceeds required to operate the Company for the next 12 months are being sought from investors in this offering. The investors of the Company will bear the risk of the Company's operations for the foreseeable future, with no assurance that management will be successful in applying the proceeds to increase growth and profitability of the Company.

23. We may not be able to comply with all current and future government regulation.

Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts. In addition, we are subject to laws and regulations regarding the purchase, sale, breeding, transportation, care, and possibly, racing of horses. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. If we are unable to compete effectively with our competitors, we will not be able to increase revenues or generate profits.

24. Our ability to increase revenues and generate profitability is directly related to our ability to compete effectively with our competitors.

There are many competitors in the claiming industry. Due to the fact that the majority of claiming operations are run by private companies and partnerships, we are unable to state the size or profitability of our competitors.

25. There is no assurance that our common stock will be cleared to trade on the over-the-counter Bulletin Board.

A market maker has agreed to file a Form 211 with the National Association of Securities Dealers (the "NASD") to have our Common Stock quoted on the OTC-Bulletin Board. To date, the NASD has not cleared our Common Stock to be quoted on the OTC-Bulletin Board and there is no assurance that our Common Stock will ever be quoted on the OTC-Bulletin Board.

26. We cannot guarantee that an active trading market will develop for our common stock.

There is no public market for our Common Stock and there can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Common Stock should have a long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. There has not been a market for our Common Stock. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

This prospectus contains certain forward-looking statements, including among others: (i) the projected time for commencing operations; (ii) anticipated trends in our financial condition and results of operations; (iii) our business strategy for our plan of operations and (iv) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the industry in which we will operate; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this prospectus will in fact transpire. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held Company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be limited dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

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SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,800,000 shares of our common stock held by 30 shareholders pursuant to Section 4(2). The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 31, 2007 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares n are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Stock owned prior to offering	Shares of Common stock to be sold	Shares of common stock owned after Offering	Percent of common owned after offering
Tom Olmstead	325,000	325,000	0	0%
Renegade Farms	300,000	300,000	0	0%
Heckermann Consulting	275,000	275,000	0	0%
LCL, Inc.	120,000	120,000	0	0%
Mike DeVita	30,000	30,000	0	0%
Jamil Atcha	30,000	30,000	0	0%
Penny Atcha	30,000	30,000	0	0%
Frank Monteleone	30,000	30,000	0	0%
Maria Olvera	30,000	30,000	0	0%
Christina Heckermann	30,000	30,000	0	0%
Jamie Garvin	30,000	30,000	0	0%
George Nasser	30,000	30,000	0	0%
Sarah Curial	30,000	30,000	0	0%
Ryan Suggs	30,000	30,000	0	0%
Orla Brady	30,000	30,000	0	0%
Charles Anderson	30,000	30,000	0	0%
Chotika Anderson	30,000	30,000	0	0%
Jerrod Menz	30,000	30,000	0	0%
Victoria Menz	30,000	30,000	0	0%
Josephine Gomez Gann	30,000	30,000	0	0%
Gina Renee Gomez	30,000	30,000	0	0%
Deborah Olsen	30,000	30,000	0	0%
William Waldrop	30,000	30,000	0	0%
Darlene Waldrop	30,000	30,000	0	0%
Lori Livacich	30,000	30,000	0	0%
Linda Mikus	30,000	30,000	0	0%
Andy Franklin	30,000	30,000	0	0%
S&L Consulting, Inc.	30,000	30,000	0	0%
Jennifer Pace	30,000	30,000	0	0%
Jose Sandoval	30,000	30,000	0	0%

To our knowledge, except as noted below, none of the selling shareholders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years; or
•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
•	are broker-dealers or affiliated with broker-dealers.

There is no relationship between the selling shareholders and our principal shareholders and officers and officers and directors. None of the selling shareholders is a broker dealer or an affiliate of a broker-dealer.

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PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
o	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $2,500.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The officers and directors of Mezey Howarth Racing Stables, Inc., whose one year terms will expire 3/1/08, or at such a time as their successor(s) shall be elected and qualified are as follows:

Name	Age	Position
J. Wade Mezey	31	President, CEO, Secretary and Director
Paul Howarth	38	Chief Financial Officer, Director

J. Wade Mezey, President/CEO/Director. Mr. Mezey is our President and CEO and a member of the Board of Directors. Mr. Mezey was previously the President/COO of NAPP Tour, Inc. From 2004 - 2005, Mr. Mezey was the Chief Legal Officer and Interim Chief Accounting Officer of College Partnership, Inc. While at College Partnership Mr. Mezey worked with the auditors and finance department to create a system of accounting control and procedures. From 2003 - 2004, Mr. Mezey worked for Vision Direct Marketing as its Vice-President of Operations and General Counsel. From 2002 - 2003, Mr. Mezey worked as an attorney in Washington D.C. Mr. Mezey graduated from Georgetown University Law Center with an LL.M. in Securities and Financial Regulation. Mr. Mezey received his J.D., with cum laude honors, from New England School of Law and his B.S. from Virginia Commonwealth University.

Paul Howarth, Exec. Vice-President/CFO/Director. Mr. Howarth is our Exec. Vice-President, CFO and a member of the Board of Directors.  After graduating from Seton Hall University with a BA degree, he continued his graduate studies at Seton Hall University accepting a scholarship from the state of New Jersey. His area of study in graduate school was education and administration. Mr. Howarth previously worked as production manager for Western Home Mortgage Corp.  Mr. Howarth then was recruited by Home Loan Center "HLC" (HomeLoanCenter.com) where he was promoted several times to the level of Director of Production and became a major share holder of the Company. Mr. Howarth was responsible for 13 sales managers and over 150 sales staff. HLC was later sold to Lending Tree.com and Mr. Howarth was recruited by Bear Stearns & CO. (Bear Stearns.com, Beardirect.net) Bear Stearns Residential Mortgage Corp. "Bear Res." is Mr. Howarth's third successful start up in 10 years. Between HLC and Bear Res., Mr. Howarth has helped cultivate on average $500,000,000 per month in funded loan volume. Mr. Howarth was promoted several times with in Bear Stearns escalating to SVP. of Correspondent Lending. Mr. Howarth is also co-founder and co. owner of A Better Tomorrow Inc, (ABTTC.com)a Drug and Alcohol treatment center in Riverside, Ca.

The foregoing persons are promoters of Mezey Howarth Racing Stables, Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Mezey devotes all of his time to Company matters.  Mr. Howarth currently devotes 4-5 hours per week to Company matters. After receiving funding per our business plan they intend to devote as much time as the board of directors deems necessary to manage the affairs of the Company. No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment Company, bank, savings and loan association, or insurance Company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities. No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, a corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months and have a independent board in place in the next 9 months.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

4.

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Mezey Howarth Racing Stables, Inc. voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

Name and Address (1)	Amount and Nature of Beneficial Ownership	Percent Owned Before Offering	Percent Owned After Offering
J. Wade Mezey 405A Arenoso, San Clemente, CA 92672	2,500,000(1)	35%	35%
Paul J. Howarth 405A Arenoso, San Clemente, CA 92672	2,500,000(1)	35%	35%
The Mezey Howarth Group, Inc. 600 Anton, 11th Floor, Costa Mesa, CA 92626	150,000(1)	2%	2%
Total	5,150,000 (1)	72%	72%

(1) The Mezey Howarth Group currently owns 150,000 shares of Common Stock and 2,150,000 of our Series A Preferred Stock.  The 2,150,000 Preferred Stock can be converted into 21,500,000 shares of Common Stock.  Merrs. Mezey and Howarth each own 50% of The Mezey Howarth Group.   Additionally, Merrs. Mezey and Howarth each own 2,500,000 shares of Common Stock.

DESCRIPTION OF SECURITIES COMMON STOCK

Common Stock

The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Preferred Stock

The Company's Board of Directors approved the issuance of its Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock provides for voting rights of 20 to 1 and conversion rights of 10 to 1. As of July 31, 2007, there have been 2,150,000 shares of Series A Convertible Preferred Stock authorized, issued, and outstanding. The Series A Convertible Preferred Stock has preferences in liquidation but not with regard to dividends.

Stock Option Plan

The Company's Incentive Stock Plan ("Incentive Plan") was adopted in 2007. An aggregate of 3,000,000 shares of common stock were reserved for issuance pursuant to the Incentive Plan. The Incentive Plan is administered by the Board of Directors. The Board of Directors determines, subject to the provisions of the Incentive Plan, the employees to whom incentives are awarded. The Board of Directors may award (i) "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, (ii) "non-qualified stock options" (options which do not meet the requirements of Section 422), (iii) shares of "restricted stock", (iv) stock grants and (v) "stock bonuses". Subject to the terms of the Incentive Plan, the Board of Directors will also determine the prices, expiration dates and other material features of the incentive awards. As of July 31, 2007, no shares of common stock were issued under the Incentive Plan

Non-Cumulative Voting

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, management will own 72% of the outstanding shares. (See "Principal Stockholders".)

Cash Dividends

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

Transfer Agent and Registrar

Corporate Stock Transfer of Denver, CO, has been appointed as transfer agent and registrar for the Common stock.

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INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company. Our financial statements for the period from inception to the year ended July 30, 2007, included in this prospectus, have been audited by McKennin Wilson & Morgan CPA of Irvine, CA. We include the financial statements in reliance on his reports, given upon his authority as an expert in accounting and auditing. The Law Firm of Mezey and Associates has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ORGANIZATION

Mezey Howarth Racing Stables, Inc. was incorporated under the laws of the State of Nevada on February 27, 2007 under the name of MH 1. On June 12, 2007 the Company changed it's name to Mezey Howarth Racing Stables, Inc. We formed the Company for the purpose of buying, selling and racing thoroughbred race horses of every age from broodmares, weanlings, and yearlings to racing age horses.  The Company was originally organized as a “blank check” shell Company to investigate and acquire a target Company or business seeking the perceived advantages of being a publicly held corporation. However, the Company began operations as a racing stable on May 18, 2007 with the acquisition of Dixie's Ruler.

Historical Background Of Our Company

The following is a detailed chronology of the steps we have taken in furtherance of our business plan, beginning in 2007, prior to our incorporation.

Messrs. Mezey and Howarth have dedicated much of the past year developing and building the Company.

(a) Messrs. Mezey and Howarth spent much of 2007 studying and developing a plan for a profitable stable. Messrs. Mezey and Howarth market research came from several sources, including their personal experience, participation in horse ownership, and from extensive reading of books and trade publications in the field, including periodicals such as Blood Horse and Thoroughbred Times. Messrs. Mezey and Howarth's objective was threefold. (1) build a solid understanding of the thoroughbred market, (2) conduct extensive first hand research, and (3) develop a solid business plan for the Company.

(b) January-April of 2007: Messrs. Mezey and Howarth meet with individuals and entities in the thoroughbred industry. Mr Howarth continued to own a few race horses with other individuals. His continued involvement with other horse owners provided additional market research.

(c) May 18, 2007: The Company acquired an interest in its first horse - Dixie's Ruler.

(d) June 2007:  The Company acquired an interest in the following horses:  Valondra and Our Eblem's Colt.

(e) June 2007: Messrs. Mezey and Howarth changed the name of the Company to Mezey Howarth Racing Stables. The Company issued 2,150,000 shares of its Series A Preferred Stock in exchange for a note of $200,000.  The Company relied upon the exemption afforded by Section 4(2) of the Securities Act of 1933,as amended, for the issuance of these shares.

(e) July 2007:  We acquired Blushing Bear Cat for $21,550.  The Company sold a 35% ownership interest in Blushing Bear Cat for $7,543 to Trans Atlantic Racing Stable.

(f) July 2007:   We acquired Doblado for $95,000.  The Company acquired Doblado for a note from Renegade Stables.

DESCRIPTION OF BUSINESS

We were organized as a business corporation under the laws of the State of Nevada on February 27, 2007. On June 12, 2007 the Company changed its name to Mezey Howarth Racing Stables, Inc.  The Company's business is the buying, selling and racing thoroughbred race horses of every age from broodmares, weanlings, and yearlings to racing age horses. The Company operates in four different areas in the horse racing industry.  The four areas include: (1) Claiming, (2) Racing allowance and stake level horses, and (3) breeding of throughbreds.  Initially we are focusing on the claiming aspect of the business model while we develop a barn of stake level horses and yearlings. The Company's California Horse Racing Board license number is 293137.

The following is an inventory of the Company’s horses as of June 31, 2007:

Name of Horse (1)	Type	Date Acquired	Interest Owned	Source of Financing
Doblado	Colt 4 Yr	07/07	100%	(2)
Blushing Bear Cat	Filly 3 Yr.	07/07	65%	(2)
Valondra	Filly 3 Yr.	06/07	35%	(2)
Dixie's Ruler	Colt 4 Yr.	05/07	2.6%	(2)
Our Emblem Colt	Gelding 2 Yr.	05/07	5.0%	(2)

(1) Mezey Howarth Racing Stables also has invested in two Partnerships with Trans Atlantic Racing Stables. The Company holds a 10% interest in one partnership and 1% in the other partnership.  Trans Atlantic is currently searching for horses to fill these partnerships.

(2) Company paid for these from the investments of Mezey Howarth Group, Inc.

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 Claiming

The Company's Claiming activities consist of identifying horse in claiming races that are more valuable, in the Company's opinion, then their respective claiming price.  The factors leading to a horse being more valuable then its claiming price may be it has been poorly trained to date, has run in the wrong type of races or has dropped in class.  The Company acquires these horses with the intention that the horses will be moved up in claiming class.  The Company believes most of the horses acquired in this manner will be owned by the Company for less than 12 months.

A claiming race is one in which all horses entered are eligible to be purchased by a licensed owner or indirectly through a trainer for the specified claiming price (see below for levels of claiming races).  For example, in a $32,000 Claiming all the horses are for sale for the purchase price of $32,000 plus applicable taxes.  The procedure for a claiming race is as follows:  the trainer puts a claim in for the horse prior to the race.  Immediatly upon the start of the race the horse is considered sold to the new owner, however, the previous owner maintains any purse winnings from that race. If two or more owners/trainers put a claim in on a horse than a "shake" occurs to determine who has purchased the horse.  A shake is when each claiming owner is assigned a number.  Then a racing official draws a number at random and the owner with corresponding number has purchased the horse.

The intent behind claiming is to claim horses that are performing below the ability or have been mismanaged by the current owners or trainers.  Thereby, allowing the Company to move the horse up in class and make a profit on the horse being claimed for an amount higher then the Company paid.

For example, the Company acquired Blushing Bear Cat on July 22, 2007 through a $20,000 Claiming Race.  There was three claims on the horse and the Company won the shake and obtain title to the horse (which is done automatically through the racing board).  The Company is racing Blushing Bear Cat August on 12, 2007 in a $25,000 claiming race.  If Blushing Bear Cat is claimed for $25,000 then the Company retains the $25,000 from the claim plus any purse winnings.

Allowance/Stakes Level Racing

Stakes and allowance races are races in which the horses are not for sale.  Allowance races are a race other than claiming for which the racing secretary drafts certain conditions (see below for more details).  Stakes race are the top level races.  The purse money is significantly higher in allowance and stakes level races.

The Company acquires horses that it believes could compete at these levels.  Th Company acquires horse not only in the United States but other countries as well.  Few claimers ever will be able to consistently compete at the allowance or stakes level.  Therefore, the Company acquires horses through private purchases in an attempt to acquire horses that can race in these levels.   Typically, once a horse is acquired in a private sale it will be run in an allowance race to help gauge the talent level of the horse and then depending on the results the Company will move the horse or down in class as needed.

For example, the Company acquired Doblado for $95,000 on July 30, 2007.  Doblado is a Argentinian horse who arrived in the United States in July 2007.  The Company acquired Doblado with the intent of running the horse in 1st level allowance race (see below for definition) to gauge its level with the hope the horse is capable of running at a stakes level.

Breeding

The Company expects to begin its breeding program in 2008.  The intent to breed horses that will be able to compete in allowance and stake level races.  Additionally, the Company will seek to take advantage of the California Bred Incentive program.  California, and other states, have incentives to bred quality horses in California.  In 2005, California paid over $10,000,000 in Cal Bred bonus via the breeders and sires fund.  The Company is currently looking for between 50 - 200 acres in which to build the breeding farm in Southern California with the intent to purchase 10 -1 5 broodmares (female horses) for breeding purchases.  The Company has begun to perform research on broodmares.

Deciding on Horse

When deciding on acquiring the horse the main pieces of information the Company relies on are breeding,  past performance charts and race replays.   A link to a sample Past Performance has been provided to demonstrate how to read a horse's past performance.

Company Stats

The table below demonstrates the company's result as of July 31, 2007:

Starts	Wins	Place	Show
2	0	0	2

Types of Races

Maiden - A race for Non-Winners
Maiden Special Weight - For horses that have never won a race, but cannot be claimed
Claiming - Race in which horses entered are subject to purchase, or "claim", for the specified claiming price (typically the horses have won at least one claiming or maiden race)
Allowance - a race other than claiming for which the racing secretary drafts certain conditions to determine weights
Stakes - The highest level of racing

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Class Structure

Stakes
Grade 1 Stakes
Grade 2 Stakes
Grade 3 Stakes
Non-Graded Stakes

Classified Allowance

N4X - Non-Winners of less then 4 races excluding claiming or Madien(also referred to as "nonwinners of four races other than Madien or claiming" or "4th level allowance")
N3X - Non-Winners of less than 3 races excluding claiming or Madien (also referred to as nonwinners of three races other than Madien or claiming" or "3rd level allowance")
N2X - Non-Winners of less than 2 races excluding claiming or Madien (also referred to as nonwinners of two races other than Madien or claiming" or "2nd level allowance")
N1X - Non-Winners of less than 1 races excluding claiming or Madien (also referred to as nonwinners of one race other than Madien or claiming" or "1st level allowance")

Claiming

$100,000 - horses are entered but are subject to sale for the claiming price of $100,000
$80,000 -   horses are entered but are subject to sale for the claiming price of $80,000
$62,500 -   horses are entered but are subject to sale for the claiming price of $62,500
$50,000 -   horses are entered but are subject to sale for the claiming price of $50,000
$40,000 -   horses are entered but are subject to sale for the claiming price of $40,000
$32,000 -   horses are entered but are subject to sale for the claiming price of $32,000
$25,000 -   horses are entered but are subject to sale for the claiming price of $25,000
$20,000 -   horses are entered but are subject to sale for the claiming price of $20,000
$16,000 -   horses are entered but are subject to sale for the claiming price of $16,000
$12,500 -   horses are entered but are subject to sale for the claiming price of $12,500
$8,000  -    horses are entered but are subject to sale for the claiming price of $8,000

Maiden

Maiden Special Weight
$50,000 Maiden Claiming
$32,000 Madien Claiming
$25,000 Madien Claiming

Levels Compared

Levels	Stakes	Allowance	Claiming	maiden
	Grade 1
	Grade 2
	Grade 3
	Non-Graded
		N4X	$100,000
		N3X	$80,000
		N2X	$62,500
		N1X	$50,000 - $40,000
			$32,000
			$25,000
			$20,000
			$16,000 - $12,500	Maiden Special Weight
			$12,500 - $8,000	$50,000 - $32,000 maiden Claiming
				$25,000 maiden Claiming

Competition

The Company is a very small player in the thoroughbred racehorse trading business.  The main competitors include, but not limited to, Juddmonte Farms, STD Racing, and J. Paul Reddam, and Martin Wygod. While we consider bloodlines and the win-loss records of a particular horse's lineage as well as other factors, our success will depend in large measure on our ability to evaluate the potential of a horse. We will rely almost exclusively on J. Wade Mezey and Paul J. Howarth to evaluate a horse and to buy any horse we believe to be a good investment.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Registration Statement on Form SB-2 and the information incorporated by reference may include "forward-looking statements" within the meaning of Section 27a of the securities act and section 21e of the exchange act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. All statements regarding our expected financial position and operating results, our business strategy, our financing plans and the outcome of any contingencies are forward-looking statements. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward looking statements.

The following discussion should be read in conjunction with Thoroughbred Interests’ financial statements and the related notes included in this Form SB-2.

RESULTS OF OPERATIONS REVENUES

Our revenues for the Inception to July 31, 2007 were $0.  We expect to come out of the developmental stage by October 31, 2007.

OPERATIONAL COSTS

Our operational costs for the period ending July 31, 2007 were $59,651. The operational costs result include acquisition of horses and trainer fees and general operational expenses.

GENERAL & ADMINISTRATIVE

Our general & administrative expenses for the period ending  July 31, 2007 were $59,351.  The general & administrative expenses of where a result of compensation to Mezey and Howarth of $50,000 and additional administrative costs from the acquisition and sale of horses.

RESEARCH & DEVELOPMENT

The Company uses the services of various individuals to perform research on horses bloodlines.  These include horses currently owned by the Company and those that the Company is investigating whether to purchase or not a certain horse or not.  The Company has spent $300 under research for horses.

TRAINER EXPENSES

Our Trainer expenses for the period ending  July 31, 2007 was $435. The amount was a result of the acquisition of Blushing Bear Cat.

PRE-PAID TRAINER EXPENSES

Our Pre-Paid Trainer expenses for the period ending July 31, 2007 was $3,000. This amount accounts for $1,500 per month for the months of August and September for Blushing Bear Cat.  Should Blushing Bear Cat be sold prior to the end of September we would receive a refund or a credit towards another horse, if any, with the trainer based on the number of days that where paid.

TRANS ATLANTIC RACING STABLE ACCOUNT

Our Trans Atlantic Racing Stable Account for the period ending  July 31, 2007 was $13. The amount was a result of the purse winnings from horses that the Company owns an interest of and which Trans Atlantic Racing Stable is a majority owner of the horse.  We reduced our investment in Dixie's Ruler under the cost method by the purse

ACQUISITION OF PARTNERSHIPS

The Company acquired 100% interests in Doblado and Blushing Bear Cat.  Doblado was purchased in a private transaction with another stable for $95,000.  Blushing Bear Cat was acquired through a claiming race at Del Mar for $21,150 (Claiming price plus sales tax).  The Company proceeded to sell 35% of its interest in Blushing Bear Cat to Trans Atlantic Racing Stable for $7,543.  The Company pays for 100% of the costs associated to Doblado and Blushing Bear Cat and receives 100% of the purse winnings.  With regard to Blushing Bear Cat, the Company owes to Trans Atlantic Racing Stable a percentage of the purse winnings as follows:  ownership interest x 35% of purse winnings.

                         Amount Invested     Percentage Owned

Doblado (ARG)                     $95,000                 100%

Blushing Bear Cat                                   $14,007                              65%

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INVESTMENTS IN PARTNERSHIPS FOR RACE HORSES

The Company initially acquired interests in horses through a partnership with Trans Atlantic Racing Stables.  The purpose of this was to limit the Company's risk during the initial implementation of the business plan.  The Company acquired Valondra, Dixie's Ruler, Our Eblem's 2-Year Old Colt and interests in two other partnership.  The Company in not liable or responsible for any fees associated with these horses other than the initial investment.  The Company receives a percentage of the purse money won as follows:  Company's ownership interest x 35% of the the amount of the purse won for Valondra is accounted under the equity method.  In addition, we reduce our investment in horses in which we own less than 20% in by the winnings we receive according to the cost method.

                                     Amount Invested         Percentage Owned

Valondra (Partnership 56, LLP)            11,375                  35%

Dixie's Ruler (Partnership 4-B, LLP):            387                               2.6%

2 Year Colt (Partnership 52, LLP):             1,425                                5.0%

Horse TBD (Partnership 60, LLP):               900                               10.0%

Horse TBD (Partnership 57, LLP):               225                                 1.0%

Total Invested                 $14,312

FINANCIAL CONDITION

At July 31, 2007, we had total assets of $134,464 as compared to current liabilities of $89,405. Also at July 31, 2007 we had an accumulated deficit of $67,194 and had a stockholders' equity of $45,421.

LIQUIDITY AND CAPITAL RESOURCES

At July 31, 2007, we had $8,145 in cash.  We estimate that we require a minimum of approximately $200,000 and a maximum of approximately $1,150,000 to operate for the next 12 months from the date of this Prospectus.  In either case, we will be required to raise additional capital within the next 12 months from the date of this Prospectus in order to fund our business. The minimum of $200,000 is required for operating expenses. The maximum will be required, however, to completely execute the business plan and acquire the additional horses the Company desires.  Additionally, as of July 31, 2007, we held ownership interests in five thoroughbreds. We expect to generate approximately $50,000 to $100,000 in gross profits from the these horses. This projection is based upon our historical performances of the horses to date. After giving effect to all our operating, general and administrative expenses, interest and taxes, however, we still expect to operate at a net loss for the next twelve months. We will therefore be required to seek additional funds and to raise additional capital from public or private equity or debt sources in order to fund our general and administrative costs and expenses, support further expansion, meet competitive pressures, or respond to unanticipated requirements. There is no guarantee that we will be able to raise any such capital on terms acceptable to us or at all. Such financing may be upon terms that are dilutive or potentially dilutive to our stockholders. If alternative sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding. At the present time, we do not intend to obtain any loan financing from a lending institution. If we are required to obtain loan financing, the amount of our profits (if any) will decrease or the amount of our losses will increase due to the interest charged on the loan. Loan financing may subject our operations to restrictions imposed by the lending institution, hindering our ability to operate in the manner best determined by our management and/or Board of Directors, with the potential that such restrictions will impede or prevent our growth and/or negatively impact our level of profits. Additionally, the use of debt financing or leverage would subject us to the risk that any downturns in the thoroughbred industry and any changes in interests rates (if we have an adjustable rate loan) will substantially increase the likelihood that our operations will not be profitable, possibly causing us to become bankrupt or to dissolve the corporation.  If we are unable to borrow or raise capital, we will have no choice but to sell thoroughbreds to meet our operating expenses and/or obligations under the matured notes. In the event any of our thoroughbreds have to be sold on an expedited basis, we expect that they would have to be sold at a discount to their fair market price. Any funds generated from sales of horses or from equity investments, if any, in our Company that exceeds our operating expenses and debt repayments will be used to purchase additional thoroughbred horses.

DEPRECIATION SCHEDULE

The Company depreciates horses that it acquires a 50% or greater position in.  The Company depreciates the horse via straightline depreciation over its useful life of 9 years.

REVENUE RECOGNITION

Revenue is recognized when earned and consists of purse winning from the racehorses owned by the Company and accounted for under the equity and consolidate methods from the sale of racehorses owned by the Company.

INFLATION

We believe that inflation has not has a material effect on our operations.

OFF BALANCE SHEET ARRANGEMENTS

We do not maintain off-balance sheet arrangements.

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RECENT ACCOUNTING PRONOUNCEMENTS

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143” (“FIN 47”), which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. We are required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. We do not expect the adoption of this Interpretation to have a material impact on our consolidated financial position, results of operations or cash flows.

In May 2005, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date the Statement was issued. We do not expect the adoption of SFAS 154 to have a material impact on our consolidated financial position, results of operations or cash flows.

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments” (“SFAS 155”), which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS 140”). SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We do not expect our adoption of this new standard to have a material impact on our financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, “Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140” (“Statement 156”). Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. We do not expect our adoption of this new standard to have a material impact on our financial position, results of operations or cash flows.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN 48 will also require a Company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN 48 will be effective for fiscal years beginning after December 15, 2006. We do not expect its adoption of this new standard to have a material impact on our financial position, results of operations or cash flows.

On September 15, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the Company. SFAS 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The adoption of SFAS 157 is not expected to have a material impact on our financial condition or results of operations.

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, “Employers' Accounting for Defined Benefit Pension and Other Post Retirement Plans” (“SFAS 158”). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other post retirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is overfunded or record a liability in its financial statements if a plan is underfunded with a corresponding offset to stockholders' equity. Previously unrecognized assets and liabilities are recorded as a component of stockholders' equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. We do not expect its adoption of this new standard to have a material impact on our financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP 00-19-2”) which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. We have not yet determined the impact that the adoption of FSP 00-19-2 will have on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on our financial condition or results of operations.

DESCRIPTION OF PROPERTY

Our executive offices are located at 405A Arenoso, San Clemente, CA 92672. We believe that this space if adequate to operate our current business and as business warrants we may expand into a larger space. The office space is provided by our CEO at no cost to us.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company issued 150,000 of unregistered shares of common stock to The Mezey Howarth Group for pre-incorporations services and expenses.  All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by an officer and director of the Company. (See "Principal Stockholders".)

 On May 18, 2007, the Company acquired its interest in Dixie's Ruler and Our Emblem 2 Year Colt from Paul Howarth, an officer of the Company, for the price paid by Mr. Howarth for such interests.

On June 18, 2007,  The Company issued 2,150,000 shares of Series A Convertible Preferred Stock to Mezey Howarth Group, Inc. in exchange for a $200,000.  To date the Company has received $27,435 from the note. The proceeds of the note are used to acquire interests in horses. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by an officer and director of the Company. (See "Principal Stockholders".)

On July 25, 2007, the Company agreed to convert the payroll liabilities of $25,000 payable to J. Wade Mezey into 2,500,000 shares of Common Stock.

On July 25, 2007, the Company agreed to convert the payroll liabilities of $25,000 payable to Paul J. Howarth into 2,500,000 shares of Common Stock.

Our executive offices are located at 405A Arenoso, San Clemente, CA 92672. We believe that this space if adequate to operate our current business and as business warrants we may expand into a larger space. The office space is provided by our CEO at no cost to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Mezey Howarth Racing Stables, Inc.; nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.  As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which: - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading; - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended; - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price; - contains a toll-free telephone number for inquiries on disciplinary actions; - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation; The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer: - the bid and offer quotations for the penny stock; - the compensation of the broker-dealer and its salesperson in the transaction; - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and - monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

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REPORTS

We are subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

EXECUTIVE COMPENSATION

Name and Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)	Restricted Stock Award ($)	Options SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
J. Wade Mezey, President, CEO and Director	2007	150,000	0	0	0	0	0	0
Paul Howarth, Exec. Vice-President, CFO, Director	2007	150,000	0	0	0	0	0	0

AVAILABLE  INFORMATION

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to the Company and the shares to which this prospectus relates. Copies of the registration statement and other information filed by Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the SEC maintains a World Wide Website that contains reports, proxy statements and other information regarding registrants such as Company which filed electronically with the SEC at the following Internet address: (http:www.sec.gov).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Mezey Howarth Racing Stables, Inc. (formerly MH 1, Inc.)

We have audited the accompanying balance sheet of Mezey Howarth Racing Stables, Inc. (formerly MH 1, Inc.) (a development-stage company) as of March 19, 2007, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from February 27,2007 (Inception) to March 19, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mezey Howarth Racing Stables, Inc. (formerly MH 1, Inc.) as of March 19, 2007, and the results of its operations and its cash flows for the period from Inception to March 19, 2007, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company and ultimately achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McKennon, Wilson & Morgan, LLP

Irvine, California
August 7, 2007

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MEZEY HOWARTH RACING STABLES, INC.
(Formerly MH 1, Inc.)
(A Development-Stage Company)
CONDENSED AND CONSOLIDATED BALANCE SHEETS

Assets		March 19, 2007 (Audited)	July 31, 2007 (unaudited)
Current assets
Cash or cash equivalents		$200	$8,145
Trainer pre-paid asset		-	3,000
Livestock (racehorses)		-	109,007
Investments in limited liability entities		-	14,311

Total Assets	$		$134,464

Liabilities and Stockholders' Deficit

Current liabilities:
Note for Acquisition of Horse (Doblado)		$-	$77,000
Accrued liability		-	4,500
Accrued salaries		-	0
Minority interest liability		-	7,543

Total current liabilities		-	89,405

Stockholders' Equity (Note 3):

Series A convertible preferred stock, $.001 par value; 2,150,000 shares authorized, issued and outstanding		-	215,000
Common stock, $.001 par value; 60,000,000 authorized, 150,000 and 7,100,000 issued and outstanding, respectively		150	7,100
Additional paid-in capital		2,030	63,080
Stock subscription receivable		-	(172,565)
Accumulated deficit during the development stage		(1,980)	(67,194)

Total stockholders' equity		200	45,421

Total liabilities and stockholders' equity		$200	$134,464

The accompanying notes are an integral part of Condensed Consolidated Financial Statements.

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MEZEY HOWARTH RACING STABLES
(Formerly MH 1, Inc.)
(A Development-Stage Company)
CONDENSED CONSOLIDATED  STATEMENT OF OPERATIONS
For the period from Feburary 27, 2007 (Inception) through March 19, 2007 and for the period from Feburary 27, 2007 (Inception) through July 31, 2007

	Inception through March 19, 2007	Inception through July 31, 2007 (unaudited)

Revenue	$-	$-

Operating Expenses:
General and administrative	-	59,351
Research and development	-	300
Total Operating Expenses	-	59,651

Operating Loss	-	(59,651)

Other Income (Expenses)
Minority interest expense	-	(7,543)

Net Loss	$(1,980)	$(67,194)

Net Loss per Common Share
Basic and Diluted	$(.01)	$(.20)

Weighted Average Outstanding Common Shares
Basic and Diluted	150,000	371,429

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

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MEZEY HOWARTH RACING STABLES
(Formerly MH 1, Inc.)
(A Development-Stage Company)
 CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the period from February 27, 2007 (Inception) through July 31, 2007

	Series A Preferred Stock		Common Stock		Additional Paid-in Capital	Stock Subscriptions Receivable		Accumulated Deficit During Development Stage	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount

Balances, February 27, 2007	-	$-	-	$-	$-	$		$-	$-

Sale of common stock at $.001 per share on March 14, 2007 to founders	-	-	150,000	150	2,030		-	-	2,180
Net loss	-	-	-	-	-		-	(1,980)	(1,980)

Balances March 19, 2007 (Audited)	-	$-	150,000	$150	$2,030	$		$(1,980)	$200

Sale of Series A Preferred Stock at $.10 per Share on June 18, 2007 to founders (Note	2,150,000	215,000					(200,000)		15,000
Repayment of note under stock subscription agreement on July 19, 2007	-	-	-	-	-		27,435	-	27,435
Issuance of common stock to officers at $.01 per share for services on July 25, 2007	-		5,000,000	5,000	45,000		-	-	50,000
Issuance of common stock for acquisition of Doblado $.01 per share on July 30, 2007	-	-	300,000	300	2,700		-	-	3,000
Sale of common stock to selling stock holders at $.01 on July 31, 2007	-	-	1,650,000	1,650	13,350		-	-	15,000
Net loss	-	-	-	-	-		-	(65,214)	(65,214)

Balances July 31, 2007 (Unaudited)	2,150,000	$215,000	7,100,000	$7,100	$63,080		$(172,565)	$(67,194)	$45,421

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

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MEZEY HOWARTH RACING STABLES, INC.
(Formerly MH 1, Inc.)
(A Development-Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the period from Feburary 27, 2007 (Inception) to March 19, 2007 and for the period from Feburary 27, 2007 (Inception) through July 31, 2007

	Inception to March 19, 2007	Inception to July 31, 2007 unaudited
Cash flows from operating activities:
Net loss	$(1,980)	$(67,194)

Adjustments to reconile net loss to net cash used in operations
Stock based compensation	$-	$50,000

Adjustments to reconcile net loss to net cash provided by operating activities:
Prepaid Expenses	-	(3,000)
Accrued liability	-	4,500
Minority interest liability	-	7,543

Net cash used in operating activities	(1,980)	(8,151)

Cash flows from investing activities:
Investments in limited liability entities	$-	$(14,325)
Return on investment in limited liability entity	-	13
Acquisition of other entities	-	(21,550)
Proceeds from sale of minority interest	-	7,543

Net cash used in investing activities	-	(28,319)

Cash flows from financing activities:
Repayment of note payable	$-	$(15,000)
Proceeds from issuance of Series A Convertible Preferred	-	42,435
Stock Proceeds from issuance of common stock	2,080	17,180
Net cash provided by financing activities	2,080	44,615

Net increase in cash for the period	200	8,145
Beginning cash at inception	-	-
Cash at the end of the period	$200	$8,145

Supplemental disclosure of non-cash investing and financing activities
Issuance of note payable for acquisition of Doblado	$-	$95,000
Issuance of common stock for repayment of note payable	$-	$3,000
Stock subscription receivable	$-	$(172,565)

The accompanying notes are an integral part of the Condensed and Consolidated Financial Statements.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)
NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History

Mezey Howarth Racing Stables (the "Company"), formerly MH 1, Inc., a development stage Company, was organized under the laws of the State of Nevada on February 27, 2007 ("Inception"). The fiscal year end is December 31.

Interim Financial Statements

The Accompanying Condensed Consolidated Financial Statements are presented in accordance with the requirements of Form SB-2 and consequently do not include all of the disclosures required by accounting principles generally accepted in the United States of America or those normally made in Mezey Howarth Racing Stables, Inc. (the "Company") Annual Report on Form 10-KSB. The interim financial statements for the period of Inception to July 31, 2007 are unaudited. The results of operations for the period from Inception through July 31, 2007 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2007.

The consolidated financial statements include the accounts of the Company and its wholly-owned and partially owned subsidiaries. The Company uses the consolidation method of accounting for companies where its ownership is over 50% and for other ventures and partnerships in which a controlling interest is held.

In the opinion of management, all adjustments have been made, consisting of normal recurring items, that are necessary to present fairly our financial position as of July 31, 2007 as well as the results of operations for the period from February 27, 2007 (Inception) to July 31, 2007, in accordance with accounting principles generally accepted in the United States of America. The results of operations for any interim period are not necessarily indicative of the results for the entire year.

The Company’s revenues and earnings are significantly influenced by its racing calendar. Therefore, revenues and operating results for any interim quarter are generally not indicative of the revenues and operating results for the year.

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern. Company intents to become profitable through the acquisition of excess of 50 horses. Company is currently raising $1,000,000 in capital to fund the acquisition of additional horses. There are no assurances that management will be able to obtain 50 horses or profitability.

Investment in Limited Liability Entities.

The Company makes strategic investments in companies, LLPs and LLCs that own race horses. Investments in corporate entities with less than a 20% voting interest are generally accounted for under the cost method. The cost method is also used to account for investments that are not in-substance common stock. The Company uses the equity method to account for investments in common stock or in-substance common stock of corporate entities, including limited liability corporations that do not maintain specific ownership accounts, in which it has a voting interest of 20% to 50% or in which it otherwise has the ability to exercise significant influence, and in partnerships and limited liability corporations that do maintain specific ownership accounts in which it has other than minor to 50% ownership interests. Under the equity method, the investment is originally recorded at cost and adjusted to recognize the Company's share of net earnings or losses of the investee, limited to the extent of the Company's investment in and advances to the investee and financial guarantees on behalf of the investee that create additional basis. The Company's equity in net earnings or losses of its investees are recorded one month in arrears to facilitate the timely inclusion of such equity in net earnings or losses in the Company's consolidated financial statements.

The Company regularly monitors and evaluates the realizable value of its investments. When assessing an investment for an other-than-temporary decline in value, the Company considers such factors as, among other things, the share price from the investee's latest financing round, the performance of the investee in relation to its own operating targets and its business plan, the investee's revenue and cost trends, as well as liquidity and cash position, including its cash burn rate, market acceptance of the investee's products/services as well as any new products or services that may be forthcoming, any significant news that has been released specific to the investee or the investee's competitors and/or industry and the outlook for the overall industry in which the investee operates. From time to time, the Company may consider third party evaluations, valuation reports or advice from investment banks. If events and circumstances indicate that a decline in the value of these assets has occurred and is other-than-temporary, the Company records a charge to investment income (expense).

Income Taxes

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year end.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60-month period. These expenses will not be deducted for tax purposes and will represent a deferred tax asset. The Company has provided a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax deductible losses can be carried forward for 20 years until utilized for federal income tax purposes.

Per Share Information

Basic per share information is computed based upon the weighted average number of common shares outstanding during the period. Diluted per share information consists of the weighted average number of common shares outstanding, plus the dilutive effects of convertible preferred stock, options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive. There are no options and warrants outstanding. The convertible preferred stock were excluded from the diluted loss per share calculation.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

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NOTE 2 - ACQUISITION OF OTHER ENTITIES

The Company acquired 100% interests in Doblado and Blushing Bear Cat.  Doblado was purchased in a private transaction with another stable for $95,000.  Blushing Bear Cat was acquired through a claiming race at Del Mar for $21,150 (claiming price plus sales tax).  The Company proceeded to sell 35% of its interest in Blushing Bear Cat to Trans Atlantic Racing Stable for $7,543.  As of July 31, 2007 the Company owns 65% of Blushing Bear Cat at a fair market value of $14,007.  The Company also recorded a minority interest liability of $7,543 to account for the sale of 35% interest.  No gain or loss was recognized as a result of the sale.  The livestock of the acquired entities are stated at depreciated cost based following method.

In addition, the minority interest liability decreases as the partially owned livestock depreciates.

The Company pays for 100% of the costs associated to Doblado and Blushing Bear Cat and receives 100% of the purse winnings.  With regard to Blushing Bear Cat, the Company owes to Trans Atlantic Racing Stable a percentage of the purse winnings as follows:  ownership interest times 35% of purse winnings.

                       Amount Invested     Percentage Owned

Doblado (ARG) (Doblado LLC)              $95,000                            100%

Blushing Bear Cat                                  $14,007                              65%
(Blushing Bear Cat LLC)

NOTE 3- INVESTMENTS

The Company's investments in the Horses are done through the acquisition of interest in LLP or LLC that own the horse. Each LLP or LLC owns a single horse and its sole business plan is the business of that horse. Upon the death or sale of the horse, the LLP or LLC will be dissolved and the proceeds will be distributed to the members. The Company currently has invested the following amounts and percentages of the LLP or LLC:

The Company initially acquired interests in horses through a partnership with Trans Atlantic Racing Stables.  The purpose of this was to limit the Company's risk during the initial implementation of the business plan.  The Company acquired Valondra, Dixie's Ruler, Our Eblem's 2-Year Old Colt and interests in two other partnership.  The Company in not liable or responsible for any fees associated with these horses other than the initial investment.  The Company receives a percentage of the purse money won as follows:  Company's ownership interest multiplied by 35% of the the amount of the purse won for those in which ownership is greater than 20%.  Those in which ownership is less than 20% are stated at cost under the cost method.

                       Amount Invested     Percentage Owned

Valondra (Partnership 56, LLP)               $11,375             35%

Dixie's Ruler (Partnership 4-B, LLP):           $387             2.6%

2 Year Colt (Partnership 52, LLP):            $1,412             5.0%

Horse TBD (Partnership 60, LLP):              $900                              10.0%

Horse TBD (Partnership 57, LLP):        $225             1.0%

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NOTE 4 - STOCKHOLDERS' EQUITY

During March 2007, the Company sold for 150,000 shares of its $.001 par value common stock to the founders for $2,180 in cash. The proceeds were mostly used to pay expenses.

The Company's Board of Directors approved the issuance of its Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock provides for voting rights of 20 to 1 and conversion rights of 10 to 1. As of June 30, 2007, there have been 2,150,000 shares of Series A Convertible Preferred Stock authorized, issued, and outstanding. The Series A Convertible Preferred Stock has preferences in liquidation but not with regard to dividends.

During June 2007, the Company sold for 2,150,000 shares of its $.001 par value Series A Convertible Preferred Stock to Mezey Howarth Group for $215,000 or $.10 per share, in cash and the issuance of a note of $200,000. The proceeds were mostly used to pay expenses and the acquisitions of interests in horses.  During the period, $27,435 was paid on on the note.

During July 2007, the Company sold 1,650,000 for $15,000 to the selling shareholders and issued 300,000 shares in exchange for the purchase of Doblado valued at $3,000 or $.01 per share price.  Thee value of the common stock issued for Doblado was offset against the note payable resulting from Doblado's purchase.

Stock Option Plan

The Company's Incentive Stock Plan ("Incentive Plan") was adopted in 2007. An aggregate of 3,000,000 shares of common stock were reserved for issuance pursuant to the Incentive Plan. The Incentive Plan is administered by the Board of Directors. The Board of Directors determines, subject to the provisions of the Incentive Plan, the employees to whom incentives are awarded. The Board of Directors may award (i) "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, (ii) "non-qualified stock options" (options which do not meet the requirements of Section 422), (iii) shares of "restricted stock", (iv) stock grants and (v) "stock bonuses". Subject to the terms of the Incentive Plan, the Board of Directors will also determine the prices, expiration dates and other material features of the incentive awards. As of June 30, 2007, no shares of common stock were issued under the Incentive Plan

NOTE 5 - Related Party Transactions

The initial purchases of horses where purchased from Paul Howarth. The transactions where conducted at the purchase price that Mr. Howarth paid. The Company entered into a promissory note from The Mezey Howarth Group for $200,000 in exchange for 2,000,000 shares of Series A Convertible Preferred Stock. The Company has not formulated a policy for the resolution of such conflicts.

Item 2. Management's Discussion And Analysis of Financial Condition and Results of Operations

Introduction Portions of the section include "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

The general objective of the Company is to acquire Thoroughbred race prospects, race them and ultimately syndicate them to generate revenue and profit for the Company. Initially, revenue will be limited to the Company's portion of any purses won by horses owned by the Company during their racing campaign. While the Company's administrative office is located in California, it is anticipated that a some of its activities will take place outside that state. Public sales and premier races of thoroughbreds are primarily centered in Kentucky, California, New York and Florida.

While the Company's business plan anticipates acquisition of additional yearlings or two-year olds in training to supplement existing horses, the proceeds from this offering will largely dictate the number and quality of additional racing prospects which the Company will obtain during 2007. Receipt of no or nominal proceeds from this offering will limit or curtail acquisition of additional prospects by the Company. In that event, Company resources will be devoted to boarding and training of existing Thoroughbreds and other required expenses. If the Company receives sufficient proceeds, one or more additional Yearlings may be acquired at public or private sales.

Important factors in predicting racing success of Thoroughbreds are pedigree and conformation. Pedigree refers to the breeding history of the horse determined by bloodlines from the Sire and Dam. Conformation is the physical attributes of the horse as determined by personal observation. Management considers both of these attributes in selecting all of its Thoroughbreds, and anticipates suitable investigation for any future prospects acquired by the Company. Management may retain the services of outside consultants and veterinarians to assist in evaluation of future Bloodstock. No agreements currently exist with any consultants, and whether management will continue to utilize the services of the same consultants is yet to be determined; however, management would not hesitate to recommend these consultants for service in the future. Given the very large number of prospects placed into the market in any given year, management does anticipate that it may be necessary to enlist the aid of bloodstock agents in locating thoroughbreds suitable to the Company's purpose in the future.

In the event management determines it is in the best interest of the Company to retain the services of bloodstock consultants, the factors that will be relied upon in making such choices will include, but not be limited to: the past relationship between the Company and the consultant, if any; the consultant's reputation within the industry; the fees charged by the consultant in performing services; and the geographic area served by the consultant. In the event management determines it is in the best interest of the Company to retain the services of a bloodstock consultant, management anticipates the term of the relationship will be limited to performance of a specified project. Management does not anticipate that any long term relationships or agreements will be entered into with any consultant, although it reserves the right to do so should it be determined to be in the Company's best interest

The Company was organized and exists for the purpose of acquiring, owning, managing, training, racing and ultimately syndicating thoroughbred racing prospects. It is not the intention of the Company to enter into the business of breeding thoroughbreds, although management reserves the right to do so should it ultimately be determined that it is in the best interest of the Company and its shareholders. Management has set its efforts towards producing revenues and profit through the placement of Company Thoroughbreds in established races throughout the United States. Management anticipates that eventually, Company revenues and profit will depend to a certain extent upon the sale or syndication of Company owned Thoroughbreds. It is the intention of management to primarily focus on the acquisition of Yearlings, although horses of racing age may be acquired from time to time depending upon the then existing circumstances. Management anticipates that acquisitions of Bloodstock will initially be limited due to the Company's limited working capital. Results of Operations Substantially all of the Company's revenues are obtained from purses offered by races in which its Thoroughbreds participate. As the Company matures, it may receive revenues from the sale or syndication of its Thoroughbreds during or following completion of their racing career. The Company had no revenues from the sale or syndication of the Thoroughbreds during the years ended June 30, 2007. Expenses incurred by the Company include operating expenses associated with training and racing its Thoroughbreds, as well as administrative expenses.

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The Company contracts with trainers for each horse, which is stabled with the trainer. The trainers used by the Company maintain their stables at the various racetracks. Accordingly, all of its Thoroughbreds are boarded with independent third parties. Many factors will influence the Company's determination of whether and where to race the thoroughbreds acquired by the Company. Pedigree, past performance, conditioning and purses will be evaluated by the Company in conjunction with any trainers retained by the Company in plotting the horse's racing campaign. While no specific venue has been determined as of the date of this Prospectus, it is anticipated that the Thoroughbreds will be raced at the race tracks in the United States, as the condition and breeding of its Bloodstock dictates. Possible venues include Churchill Downs and Keeneland in Kentucky, Hollywood Park and Santa Anita in Los Angeles, Del Mar in San Diego, Remington Park in Oklahoma City, Aqueduct and Saratoga in New York, Arlington Park in Chicago and Garden State in New Jersey. Evaluation of racing venues will depend primarily on recommendations of trainers retained by the Company and the condition, training and breeding of Company racing prospects. Shareholders may be provided specific information as to important races in advance and results following conclusion of races conducted by thoroughbreds of the Company.

Horses not deemed qualified to be raced by the Company may be "pinhooked" or re-sold by the Company shortly following acquisition. Pinhooking can be a means of reducing the Company's risk in any particular prospect by transferring the horse prior to completion of his development. A ready market for resale of Thoroughbred racing prospects exists in various parts of the United States, and management is familiar with various sales in those venues. While pinhooking may be utilized to reduce the Company's risk in any single fiscal year, it is not anticipated to be a major source of revenue in the foreseeable future.

At the end of a racing season, any Company horses may be marketed for sale, syndicated or retained for future competition. The Company's ultimate objective is to syndicate one or more of its racing prospects which have demonstrated success during its racing campaign. Syndication of a racing Colt allows the owners to participate in stud fees generated through breeding. Syndication of a Filly or Mare allows the owners to participate in breeding and foaling by the Broodmare. Considerations affecting disposition of the horse following its racing season will be past performance, perceived value and state of the thoroughbred industry. Any decision to sell or syndicate Company horses will be made to maximize value to the Company and its shareholders. Any Company Thoroughbreds which are not sold or otherwise disposed of following completion of the racing season will be boarded by the Company. Typical locations for off-seasoning boarding include Kentucky, South Carolina, Florida, Arizona and California.

The Company's long term objective is to is develop a stable of race horses sufficient to generate a steady stream of revenue and profit. In order to achieve this objective, management anticipates the need for substantial additional capital. Depending upon the success of its initial efforts, on the state of the thoroughbred industry and other factors beyond the Company's control, management anticipates conducting a subsequent public offering in the future to obtain such capital. Syndication or sale of Company Thoroughbreds may also provide a source of capital.

Recent Developments

On May 18, 2007, we entered into an employment agreement (“the Employment Agreement”) with J. Wade Mezey, as President and Chief Executive Officer.

On May 18, 2007, we entered into an employment agreement (“the Employment Agreement”) with Paul Howarth, as Executive Vice-President and Chief Financial Officer.

Liquidity and Capital Resources

At July 31, 2007, the Company had a working capital of $8,145. Management is of the opinion that the Company is dependent upon the obtaining additional capital and achieving profitable operations to continue as a going concern. The Company continues to require cash from outside sources to continue operations, as the Company's operations use, rather than provide cash.

Results of Operations

Substantially all of the Company's revenues are obtained from purses offered by races in which its Thoroughbreds participate. As the Company matures, it may receive revenues from the sale or syndication of its Thoroughbreds during or following completion of their racing career. The Company had no revenues from the sale or syndication of the Thoroughbreds during the years ended July 31, 2007. Expenses incurred by the Company include operating expenses associated with training and racing its Thoroughbreds, and research and development expenses.

Period Ended July 31, 2007

From Inception through the July 31, 2007, the Company realized a loss from operations of $67,194 with $0 in Revenues. Our net loss was $67,194, or ($0.20) on a per share basis and on a fully diluted basis. This compares to a net loss of $1,980 or ($0.01) on a per share basis and on a fully diluted basis for the period from inception through March 18, 2007. The Company recorded $50,000 of expense for officers' salaries, which have been converted into Common Stock. The Company has entered into an agreement with a trainer for a monthly fee of $1,500 per month. This agreement is currently effective. Racing expenses will be variable. Based on the Company's working capital at July 31, 2007, management anticipates the Company will need additional resources to complete the fiscal year ending December 31, 2007.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

No material changes have occurred in our exposures to market risk during the first six months of 2007.

Item 4. Control and Procedures.

The Company is currently evaluating its controls and procedures.

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PART II. OTHER INFORMATION

Item 1. Legal Proceedings

Not applicable.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

The Company sold 150,000 of unregistered shares of common stock and 2,150,000 shares of Series A Convertible Preferred Stock. The proceeds of this where used to operations and the acquisition of horse interest.

The Company issued 2,500,000 shares to J. Wade Mezey in exchange for the Company's payroll liability to Mr. Mezey

The Company issued 2,500,000 shares to Paul Howarth in exchange for the Company's payroll liability to Mr. Howarth

The Company issued 1,650,000 shares to the selling shareholders for $15,000.

The Company issued 300,000 shares to Renegade Farms in connection with the purchase of Doblado.

Item 3. Defaults Upon Senior Securities

Not applicable.

Item 4. Submission of Matter to Security Holders

Not applicable.

Item 5. Other Information

Not applicable.

Item 6. Exhibits

Exhibit Number	Description
1	Sample Past Performance
3.1	Amended and Restated Articles (incorporated by reference to Registrant's Current Report on Form 8-K dated June 12, 2007)
3.2	By-laws (incorporated by reference to Registrant's Form 10SB12G/A filed on June 12, 2007)
5.1	Consent
10.1	Form of Subscription Agreement
23.1	Consent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEZEY HOWARTH RACING STABLES, INC.

August 7, 2007	/s/ J. Wade Mezey
J. Wade Mezey President, Chief Executive Officer, and Director (Principal Executive Officer)

August 7, 2007	/s/ Paul Howarth
Paul Howarth Executive Vice President , Chief Financial Officer, and Director (Principal Financial and Accounting Officer)